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                                                                     EXHIBIT 5.1

                        INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors
  Methanex Corporation Company

     We consent to the use of our audit report dated March 1, 2002 on the consolidated balance sheets of Methanex Corporation as at December 31, 2001 and 2000 and the consolidated statements of income and retained earnings and cash flows for the years then ended, and our audit report dated March 1, 2002 on the supplemental information (reconciliation with United States Generally Accepted Accounting Principles) for the years ended December 31, 2001 and 2000, which are incorporated by reference and included herein, and to the reference to our firm under the heading "Experts" in the prospectus contained in the Registration Statement on Form F-9.

     The auditors' report on the supplemental information (reconciliation with United States Generally Accepted Accounting Principles) includes additional comments for U.S. readers on changes in accounting principles.

Vancouver, Canada                                            (signed) "KPMG LLP"
June 13, 2002